Exhibit 3.1
PHILLIPS EDISON GROCERY CENTER REIT I, INC.
ARTICLES OF AMENDMENT
Phillips Edison Grocery Center REIT I, Inc., a Maryland corporation (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
FIRST: The Corporation desires to, and does hereby, amend the charter of the Corporation as currently in effect (the “Charter”) pursuant to Sections 2-601 et seq. of the Maryland General Corporation Law (the “MGCL”).
SECOND: The Charter of the Corporation is hereby amended by deleting therefrom in its entirety the existing Article I, and inserting in lieu thereof, the following new Article I:
ARTICLE I
NAME
The name of the corporation is Phillips Edison & Company, Inc. (the “Corporation”).
THIRD: The foregoing amendment to the Charter as set forth in these Articles of Amendment is limited to changes expressly authorized by Section 2-605 of the MGCL to be made without action by the stockholders, and was approved by a majority of the entire Board of Directors of the Corporation without action by the stockholders.
FOURTH: These Articles of Amendment shall be effective upon filing with the Department.
FIFTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Chief Executive Officer, and attested to by its Assistant Secretary, on this 12th day of December, 2017.

ATTEST:

By:	/s/ Tanya E. Brady
Tanya E. Brady
Assistant Secretary

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

By:	/s/ Jeffrey S. Edison
Jeffrey S. Edison
Chief Executive Officer